EXHIBIT 10.1

FORM OF AMENDMENT TO

EMPLOYMENT AGREEMENT

Amendment, dated as of June 28, 2021 (the “Amendment”), to the Employment Agreement, dated as of ___________  ___, 2020 (the “Agreement”), by and between Dime Community Bancshares, Inc., a New York corporation (the “Company”), Dime Community Bank, a New York chartered trust company and a wholly owned subsidiary of the Company (the “Bank”), and _____________________________ (“Executive”).  Capitalized terms which are not defined herein shall have the same meaning as set forth in the Agreement.

W I T N E S S E T H:

WHEREAS, Section 7(c)(iv) of the Agreement provides that if a Change in Control occurs within twenty-four (24) months after the Effective Date, the payments in Section 7(c) shall be reduced (but not below zero) by the value (determined as of the date of vesting) of any portion of the One-Time Equity Grant specified under Section 3(C) of the Retention and Award Agreement between the Executive and the Company, dated as of _______ __, ____, that vests as a result of such Change in Control; and

WHEREAS, the Company, Bank and Executive have agreed to amend the Agreement to delete Section 7(c)(iv).

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Company, Bank and Executive hereby agree as follows:

Section 1.  Section 7(c)(iv) of the Agreement is deleted in its entirety.

Section 2. Effectiveness.  This Amendment shall be deemed effective as of the date first above written, as if executed on such date.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

 Section 3.  Governing Law.  This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

Section 5.  Compliance with Section 409A.  This Agreement shall be interpreted and administered consistent with Section 409A of the Code.

IN WITNESS WHEREOF, the Company, Bank and the Executive have duly executed this Amendment as of the day and year first written above.

DIME COMMUNITY BANCSHARES, INC.

By:____________________________________

DIME COMMUNITY BANK

By:________________________________

EXECUTIVE

____________________________________